EX-23.1
                             CONSENT OF ACCOUNTANT

                            Janet Loss, C.P.A., P.C.
                     1780 South Bellaire Street, Suite 500
                            Denver, Colorado 80222
                                (303) 782-0878


October 25, 2001


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  eCom.com, Inc. - Form S-8

Dear Sir/Madame:

     As an independent certified public accountant, I hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of my report dated November 29, 2000 in eCom.com, Inc.'s Form 10-KSB for the fiscal year ended September 30, 2000, and to all references to my firm included in this Registration Statement.

                                             Sincerely,


                                             /s/  Janet Loss
                                            Janet Loss, C.P.A., P.C.